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                                                                      EXHIBIT 21

                          HCC INSURANCE HOLDINGS, INC.
                                  SUBSIDIARIES

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
                                                                      STATE OR COUNTRY
         NAME                                                         OF INCORPORATION
         ----                                                         ----------------
1.       Avemco Corporation                                           Delaware
2.       Avemco Services, Inc.                                        Maryland
3.       Avemco Insurance Company                                     Maryland
4.       Aviation & Marine Premium Acceptance Corporation             Texas
5.       Centris Insurance Company                                    Indiana
6.       Centris Underwriting Agencies, Inc.                          Indiana
7.       Eagles Aerobatic Flight Team, Inc.                           Wisconsin
8.       Eastern Aviation & Marine Underwriters, Inc.                 Maryland
9.       HCC Acquisitions (U.K.) Limited                              United Kingdom
10.      HCC Administrators, Inc.                                     Illinois
11.      HCC Aviation Insurance Group, Inc.                           Texas
12.      HCC Benefits Corporation                                     Delaware
13.      HCC Employee Benefits, Inc.                                  Delaware
14.      HCC Employer Services, Inc.                                  Alabama
15.      HCC Employer Services, Inc.                                  Illinois
16.      HCC Intermediaries, Inc.                                     Texas
17.      HCC Intermediate Holdings, Inc.                              Delaware
18.      HCC Life Insurance Company                                   Indiana
19.      HCC Reinsurance Company Limited                              Bermuda
20.      HCC Risk Management, Inc.                                    Indiana
21.      HCC Service Company, Ltd.                                    Texas
22.      HCC Service Delaware, LLC                                    Delaware
23.      HCC Underwriters, a Texas Corporation                        Texas
24.      HCCS Corporation                                             Delaware
25.      Houston Casualty Company                                     Texas
26.      Interra, Inc.                                                Indiana
27.      Interra Reinsurance Group, Inc.                              Indiana
28.      Intellicare, Inc.                                            Alabama
29.      LDG Insurance Agency Incorporated                            Massachusetts
30.      LDG Re (London ) Ltd.                                        United Kingdom
31.      LDG Re Worldwide Limited                                     Delaware
32.      LDG Reinsurance Corporation                                  Massachusetts
33.      Loss Management Services, Inc.                               Maryland
34.      Merger Sub, Inc.                                             Texas
35.      National Insurance Underwriters                              Arkansas
36.      PEPYS Holdings Limited                                       United Kingdom
37.      PEPYS Management Services Limited                            United Kingdom
38.      Rattner Mackenzie Limited                                    United Kingdom
39.      Rattner MacKenzie Limited (RML) (Exempted) Co.               Jordan
40.      SBS Insurance Holdings, a Texas Corporation                  Texas
41.      Select Benefits, Inc.                                        Indiana
42.      Signal Aviation Insurance Services, Inc.                     Nevada
43.      Specialty Insurance Underwriters, Inc.                       Missouri
44.      The Centris Group, Inc.                                      Delaware
45.      The Schanen Consulting Group, LLC                            Georgia
46.      The Wheatley Group, Ltd.                                     New York
47.      USBenefits Insurance Services, Inc.                          California
48.      USF Insurance Company                                        Pennsylvania
49.      US Holdings, Inc.                                            Delaware
50.      U.S. Specialty Insurance Company                             Texas
51.      Universal Loss Management, Inc.                              Delaware
52.      VASA Brougher, Inc.                                          Indiana
53.      VASA Insurance Group, Inc.                                   Indiana
54.      VASA North America, Inc.                                     Indiana
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